Exhibit 23(a)
                        CONSENT OF INDEPENDENT AUDITORS


Board of Directors
First Nationwide Preferred Capital Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------------
                                        KPMG Peat Marwick LLP

Dallas, Texas
November 21, 1996